EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-131945, 333-108790, 333-104732, 333-62566, and 333-53449 on the respective Forms S-8 of our reports dated December 21, 2007, relating to the consolidated financial statements of American Pacific Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123 (Revised), Share-Based Payment) and an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting For Defined Benefit Pension and Other Postretirement Plans — an Amendment of FASB Statements No. 87, 88, 106, and 132 (R)) and the effectiveness of American Pacific Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of American Pacific Corporation for the year ended September 30, 2007.
/s/ DELOITTE & TOUCHE LLP
Las Vegas, Nevada
December 21, 2007